                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )


Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material under Rule 14a-12



                        PROGENICS PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:
                                                                        --------

     2)  Aggregate number of securities to which transaction applies:
                                                                     -----------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                               -----------------

     4)  Proposed maximum aggregate value of transaction:
                                                         -----------------------

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
                                ----------------

     2)  Form, Schedule or Registration Statement No.:
                                                      ----------------

     3)  Filing Party:
                      ----------------

     4)  Date Filed:
                    ----------------

                        PROGENICS PHARMACEUTICALS, INC.
                          777 Old Saw Mill River Road
                           Tarrytown, New York 10591





                                                          April 30, 2002






       Dear Stockholder:

          You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Wednesday, June 18, 2002 at 11:00 a.m. local time at the Landmark at Eastview, Westchester Room, 777 Old Saw Mill River Road, Tarrytown, New York.

          At this meeting, you will be asked to consider and vote upon the election of directors of the Company, the approval of an amendment the Company's Amended 1996 Stock Incentive Plan, the approval of amendments to the Company's 1998 Employee Stock Purchase Plan and the Company's 1998 Non-Qualified Employee Stock Purchase Plan, the ratification of the Board of Directors' selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2002.

          The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and cordially invites you to attend the meeting in person. It is in any event important that your shares be represented and we ask that you sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

          Thank you for your cooperation.




                             Very truly yours,





                             PAUL J. MADDON, M.D., PH.D.
                             Chairman of the Board of Directors

                        PROGENICS PHARMACEUTICALS, INC.
                          777 Old Saw Mill River Road
                           Tarrytown, New York 10591

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 18, 2002
                            ------------------------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PROGENICS PHARMACEUTICALS, INC. (the "Company"), a Delaware corporation, will be held at the Landmark at Eastview, Westchester Room, 777 Old Saw Mill River Road, Tarrytown, New York on Wednesday, June 18, 2002 at 11:00 a.m. local time, for the purposes of considering and voting upon the following matters, each as more fully described in the attached Proxy Statement:

      1. The election of directors of the Company to serve until the 2003 Annual Meeting of Stockholders.

      2. The approval of an amendment to the Company's Amended 1996 Stock Incentive Plan to increase the number of shares available for issuance under the Plan by an aggregate of 1,000,000 shares to 5,000,000 shares.

      3. The approval of an amendment to the 1998 Employee Stock Purchase Plan to increase the number of share of common stock reserved for issuance thereunder by 250,000 to 400,000 and the amendment of the Company's 1998 Non-Qualified Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 25,000 to 75,000.

      4. The ratification of the Board of Directors' selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2002.

      5. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

   Only those stockholders of record at the close of business on May 3, 2002 will be entitled to receive notice of, and vote at, said meeting. A list of stockholders entitled to vote at the meeting is open to examination by any stockholder at the principal offices of the Company, 777 Old Saw Mill River Road, Tarrytown, New York 10591.

   All stockholders are cordially invited to attend the meeting in person. In any event, please mark your votes, then date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. Please note that the accompanying form of proxy must be returned to record your vote. The proxy is revocable by you at any time prior to its exercise. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.



                                   By order of the Board of Directors



                                   PHILIP K. YACHMETZ
                                   Vice President, General Counsel and
                                   Secretary




Tarrytown, New York
April 30, 2002

                        PROGENICS PHARMACEUTICALS, INC.
                          777 Old Saw Mill River Road
                           Tarrytown, New York 10591

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

   This Proxy Statement is furnished to holders of the Common Stock, par value $.0013 per share (the "Common Stock"), of Progenics Pharmaceuticals, Inc. (the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company, for use at the Annual Meeting of Stockholders to be held at the Landmark at Eastview, Westchester Room, 777 Old Saw Mill River Road, Tarrytown, New York on Wednesday, June 18, 2002, at 11:00 a.m. local time, and at any and all adjournments thereof. Stockholders may revoke the authority granted by their execution of proxies at any time prior to their use by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person. Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made by telephone or telegram by the officers or regular employees of the Company. The Company may also enlist the aid of brokerage houses or the Company's transfer agent in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. This proxy statement and accompanying form of proxy are being mailed to stockholders on or about May 10, 2002.

   Shares of the Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them FOR the election of the eight nominees named herein, FOR the approval and adoption of the amendment to the Company's Amended 1996 Stock Incentive Plan, FOR the approval and adoption of the amendment to the Company's 1998 Employee Stock Purchase Plan, FOR the approval and adoption of the amendment to the Company's 1998 Non-Qualified Employee Stock Option Plan and FOR ratification of the Board of Directors' selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2002.

   If a quorum is present at the meeting, those nominees receiving a plurality of the votes cast will be elected as directors. A majority of the votes cast (excluding abstentions and broker non-votes) will be required for the approval and ratification of each other proposal set forth herein including the Board's selection of PricewaterhouseCoopers LLP as the Company's independent accountants.

                                     VOTING

   Only stockholders of record at the close of business on May 3, 2002 will be entitled to vote at the meeting or any and all adjournments thereof. As of April 29, 2001 the Company had outstanding 12,463,822 shares of the Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of the Common Stock registered in his or her name on the record date. A majority of all shares of the Common Stock outstanding constitutes a quorum and is required to be present in person or by proxy to conduct business at the meeting.

                       PROPOSAL I: ELECTION OF DIRECTORS

   At the meeting, eight directors (constituting the entire Board of Directors) are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The proxies given pursuant to this solicitation will be voted in favor of the eight nominees listed below unless authority is withheld. Should a nominee become unavailable to serve for any reason, the proxies will be voted for an alternative nominee to be determined by the persons named in the proxy. The Board of Directors has no reason to believe that any nominee will be unavailable. Proxies cannot be voted for a greater number of persons than the number of nominees named. The election of directors requires a plurality vote of those shares voted at the meeting with respect to the election of directors.

Information Concerning Nominees

   The persons nominated as directors of the Company (all of whom are currently directors of the Company), their respective ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:


                                                                                       Year
                                                                                      First
                                                                                     Elected
                                   Name                                       Age    Director        Position with the Company
--------------------------------------------------------------------------    ---    --------   -----------------------------------
Paul J. Maddon, M.D., Ph.D................................................     42      1986     Chairman of the Board of Directors,
                                                                                                 Chief Executive Officer and Chief
                                                                                                 Science Officer
Ronald J. Prentki.........................................................     44      1998     Director and President
Charles A. Baker (1)(2)...................................................     69      1994     Director
Kurt W. Briner(2).........................................................     57      1998     Director
Mark F. Dalton (1)........................................................     51      1990     Director
Stephen P. Goff, Ph.D.....................................................     50      1993     Director
Paul F. Jacobson (1)(2)...................................................     47      1990     Director
David A. Scheinberg, M.D., Ph.D...........................................     46      1996     Director

---------------

(1) Member of Compensation Committee

(2) Member of Audit Committee

   Paul J. Maddon, M.D., Ph.D. is the founder of the Company and has served in various capacities since its inception, including Chairman of the Board of Directors, Chief Executive Officer, President and Chief Science Officer. From 1981 to 1988, Dr. Maddon performed research at the Howard Hughes Medical Institute at Columbia University in the laboratory of Dr. Richard Axel. Dr. Maddon serves on NIH scientific review committees and is a member of the editorial board of the Journal of Virology. He received a B.A. in biochemistry and mathematics and an M.D. and a Ph.D. in biochemistry and molecular biophysics from Columbia University. Dr. Maddon has been an Adjunct Assistant Professor of Medicine at Columbia University since 1989.

   Ronald J. Prentki has been President of the Company since July of 1998. Prior thereto, he was Vice President of Business Development and Strategic Planning at Hoffmann-La Roche Inc. from 1996 to 1998, Vice President of Business Development at Sterling Winthrop (subsequently acquired by Sanofi Pharmaceuticals) from 1990 to 1996 and Director of Cardiovascular Products with Bristol-Myers Squibb International Division prior to 1990. Mr. Prentki received a B.S. in microbiology and Public Health from Michigan State University and an M.B.A. from the University of Detroit.

   Charles A. Baker is a business advisor to biotechnology companies. He is the former Chairman, President and Chief Executive Officer of The Liposome
Company, Inc., a biotechnology company located in Princeton, NJ, a position he held from 1989 until 2000. Mr. Baker is currently a director of Regeneron Pharmaceuticals, Inc., a biotechnology company, and Alcide Corporation, an animal health and food safety company. Mr. Baker has 40 years of pharmaceutical industry experience, and has held senior management positions at Pfizer, Abbott Laboratories and Squibb Corporation. Mr. Baker received a B.A. from Swarthmore College and a J.D. from Columbia University.

   Kurt W. Briner is the retired President and Chief Executive Officer of Sanofi Pharma S.A. in Geneva, Switzerland, a position he held from 1988, and he has nearly 30 years' experience in the pharmaceutical industry. Mr. Briner is currently also a director of Novo Nordisk Danmark, a pharmaceutical company. He attended Humanistisches Gymnasium in Basel and Ecole de Commerce in Basel and Lausanne.

   Mark F. Dalton has been the President and a director of Tudor Investment Corporation, an investment advisory company, and its affiliates since 1988. From 1979 to 1988, he served in various senior management positions at Kidder, Peabody & Co. Incorporated, including Chief Financial Officer. Mr. Dalton is currently a director of several private companies as well as a closed-end investment fund listed on the Dublin Stock Exchange. Mr. Dalton received a B.A. from Denison University and a J.D. from Vanderbilt University Law School.

   Stephen P. Goff, Ph.D. has been a member of the Company's Virology Scientific Advisory Board since 1988 and has been its Chairman since April 1991. Dr. Goff has been the Higgins Professor in the Departments of

Biochemistry and Microbiology at Columbia University since June 1990. He received an A.B. in biophysics from Amherst College and a Ph.D. in biochemistry from Stanford University. Dr. Goff performed post-doctoral research at the Massachusetts Institute of Technology in the laboratory of Dr. David Baltimore.

   Paul F. Jacobson is a private investor and partner of Starting Point Venture Partners. Previously Mr. Jacobson was Managing Director of fixed income securities at Deutsche Bank from January 1996 to November 1997. He was President of Jacobson Capital Partners from 1993 to 1996. From 1986 to 1993, Mr. Jacobson was a partner at Goldman, Sachs, where he was responsible for government securities trading activities. Mr. Jacobson received a B.A. from Vanderbilt University and an M.B.A. from Washington University.

   David A. Scheinberg, M.D., Ph.D. has been a member of the Company's Cancer Scientific Advisory Board since 1994. Dr. Scheinberg has been associated with Sloan-Kettering since 1986, where he is the Vincent Astor Chair and member; Chief, Leukemia Service; Interim Chairman, Molecular Pharmacology and Chemistry Program; Chairman, Experimental Therapeutics Center Member of the Clinical Immunology Service and Head, Laboratory of Hematopoietic Cancer Immunochemistry. He also holds the position of Professor of Medicine and Molecular Pharmacology, Weill-Cornell Medical College. He received a B.A. from Cornell University, and an M.D. and a Ph.D. in pharmacology and experimental therapeutics from The Johns Hopkins University.

Meetings and Committees of the Board of Directors

   During the fiscal year ended December 31, 2001, the Board of Directors of the Company held four meetings. Each of the incumbent directors attended 75% or more of the aggregate number of meetings held by the Board and the Committees thereof on which he served.

   The Audit Committee reviews the annual financial statements of the Company prior to their submission to the Board of Directors, consults with the Company's independent auditors, and examines and considers such other matters in relation to the internal and external audit of the Company's account and in relation to the financial affairs of the Company and its accounts, including the selection and retention of independent auditors. The Audit Committee held four meetings during the fiscal year ended December 31, 2001.

   The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, establishes and approves salaries and incentive compensation for certain senior officers and employees and administers the Company's stock option plans. The Compensation Committee met three times during the fiscal year ended December 31, 2001.

   The Company has no standing nominating committee and no committee performing a similar function.

Compensation of Directors

   Directors who are not employees of the Company are paid $2,000 for each meeting of the Board of Directors attended in person, $1,000 for each meeting attended by telephone and $500 for participation in each telephonic meeting. For committee meetings held other than in conjunction with a meeting of the whole Board, non-employee directors are paid $1,000 for attendance in person and $500 for telephonic participation. For committee meetings held on the day after a meeting of the whole Board, non-employee directors are paid $500 for participation; for committee meetings held on the same day, no additional compensation. In addition, non-employee directors are granted each calendar quarter an option to purchase 2,500 shares of the Common Stock at a price equal to the fair market value thereof as of the date of grant.

   All of the directors are reimbursed for their expenses in connection with their attendance at Board and committee meetings. In addition, during the fiscal year ended December 31, 2001, Dr. Goff and Dr. Scheinberg received annual compensation in the amounts of $30,000 and $24,000, respectively, for their services as members of the Company's Virology Scientific Advisory Board and Cancer Scientific Advisory Board, respectively.

Voting

   Those nominees receiving a plurality of the votes cast will be elected directors. Abstentions and broker non-votes will not affect the outcome of the election.

   The Board of Directors of the Company deems the election of the eight nominees listed above as directors to be in the best interest of the Company and its stockholders and recommends a vote "FOR" their election.

                                  PROPOSAL II:
          AMENDMENT OF THE COMPANY'S AMENDED 1996 STOCK INCENTIVE PLAN

   The Company's Board of Directors believes it is in the best interests of the Company to encourage stock ownership by employees of the Company. Accordingly, the Progenics Stock Incentive Plan of 1996 was initially adopted in 1996 and was subsequently amended in 1998 and again in 2000. These amendments among other things increased the maximum number of shares of the Company's Common Stock available under the Amended 1996 Stock Incentive Plan (the "Plan") for issuance from 2,000,000 to 4,000,000. The Company's Board of Directors has determined that additional shares of the Common Stock should be made available for awards under the Plan to the Company's employees, directors, advisors and consultants who will be responsible for the financial success and growth of the business of the Company. In this connection, the Board has unanimously approved, subject to stockholder approval, an amendment to the Plan to increase the maximum number of shares of Common Stock available for issuance thereunder from 4,000,000 shares to 5,000,000 shares.

   The Company and the Board of Directors believe that this amendment to increase the number of shares of Common Stock authorized for issuance under the Plan is necessary to ensure that a sufficient reserve of Common Stock is available under the Plan. The Company also believes that operation of the Plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company's long-term growth and success. If the stockholders do not approve the amendment to the Plan, the Company will reevaluate how it will provide incentives to the Company's existing and future employees, directors, advisors and consultants.

Summary of the Plan

   The following is a brief summary of the Plan as it is proposed to be amended.

Purpose

   The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate and retain employees, directors, advisors and consultants and to provide a means to encourage stock ownership and a proprietary interest in the Company by the employees, directors, advisors and consultants upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend.

Eligible Participants

   The eligible participants in the Plan are the Company's employees, directors, advisors and consultants, as determined and designated from time to time by the Company's Compensation Committee in its sole discretion. At March 31, 2002 there were 83 employees, six non-employee directors and approximately 25 other advisors and consultants eligible to participate in the Plan.

Grants Under the Plan

   The Plan provides for the grant of options to purchase the Common Stock (including both options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified options) and the award of stock appreciation rights, restricted stock, performance shares and phantom stock, as described more fully below. In no event may a participant be granted an option under the Plan if such grant, when taken together with all grants to the participant within the preceding two-year period, would result in the grant of options with respect to more than 750,000 shares of the Common Stock.

Administration

   The Compensation Committee of the Board of Directors of the Company administers the Plan. Subject to the provisions of the Plan, the Compensation Committee has the authority and discretion to grant stock options and other awards, to interpret the provisions of the Plan and the option and award agreements made thereunder and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan.

   (a) Maximum Shares to be Issued. The maximum number of shares of the Common Stock that may be issued pursuant to the grant of options and awards under the Plan is 5,000,000 in the aggregate (subject to antidilution adjustments). Any shares subject to an option or award under the Plan that ceases to be issuable thereunder will thereafter be available for further option or award grants.

   (b) Stock Option Grants. The Compensation Committee specifies the terms and conditions of stock options granted under the Plan, including, without limitation, the number of shares covered by each option, the exercise price, the option period, any vesting restrictions with respect to the exercise of the option and whether each option is intended to qualify as an incentive stock option. No option under the Plan may have an option exercise period of more than ten years. Options intending to qualify as incentive stock options must have an exercise price per share of not less than the fair market value of the Common Stock on the date of grant. Furthermore, options intending to qualify as incentive stock options and granted to a person who at the time of the grant holds more than 10% of the total combined voting power of all classes of stock of the Company must have an exercise price per share of not less than 110% of the fair market value of the Common Stock on the date of grant and an option exercise period of not more than five years.

   (c) Stock Appreciation Rights. Stock appreciation rights, which may be granted alone or in tandem with stock options under the Plan, entitle the participant to receive in cash or in shares of the Common Stock the difference between the fair market value of the Common Stock on the date of exercise and a base price set at the time of grant. The Compensation Committee specifies the terms and conditions of the stock appreciation rights granted under the Plan, including, without limitation, the number of shares covered by each grant, the base price, the exercise period (which may in no event exceed ten years), any vesting restrictions with respect to exercise and whether payment will be in cash or shares.

   (d) Restricted Stock Awards. Restricted stock is issued under the Plan to participants with restrictions on transfer and subject to risk of forfeiture if certain conditions are not met, such as continuing employment with the Company. The Compensation Committee specifies the terms and conditions of each restricted stock award under the Plan, including, without limitation, the number of shares issued, the price if any to be paid for the shares and the vesting schedule with respect to the lapse of restrictions.

   (e) Performance Awards. Performance awards entitle the participant to receive cash or shares of the Common Stock upon the achievement of certain performance goals. The Compensation Committee specifies the terms and conditions of the performance awards under the Plan, including, without limitation, the dollar amount and number of shares covered by each award and the performance goals to be achieved and the period of time to achieve those goals (which may in no event exceed ten years). The Compensation Committee may also in its discretion make revisions to the awards subsequent to their initial grant and will determine the extent to which performance goals have been reached.

   (f) Phantom Stock. Phantom stock awards entitle the participant to receive a cash payment equal to a hypothetical number of shares of the Common Stock times the difference between the fair market value of the Common Stock on the date the award becomes vested and the fair market value of the Common Stock on the date of grant. The Compensation Committee specifies the terms and conditions of the phantom stock awards under the Plan including without limitation the number of hypothetical shares covered by each grant, the vesting period (which may in no event exceed ten years) and the maximum amount if any to be paid under the award.

   (g) Restrictions on Transfer. Stock options and awards under the Plan may not be transferred by a participant other than by will or by the laws of descent and distribution and may be exercised during the participant's lifetime only by the participant. Notwithstanding the foregoing, the Compensation Committee may in its discretion permit transfers of non-qualified options to members of the participant's immediate family or to charitable institutions.


Federal Income Tax Consequences

   The grant of stock options and awards under the Plan will have no federal income tax consequences to either the Company or the participant (unless, with respect to the issuance of restricted stock granted, the participant files an election to be taxed currently under section 83(b) of the Code). The exercise of incentive stock options will generally have no federal income tax consequences to either the Company or the participant, although the excess of the value of the stock over the exercise price is potentially subject to the alternative minimum tax under Section 55 of the Code. Upon exercise of non-qualified options or stock appreciation rights, the vesting of restricted stock (or the issuance thereof if the participant files a section 83(b) election) and any payment to the participant with respect to performance awards and phantom stock, the participant will be subject to federal income tax on the excess of the value of the stock over the amount paid therefor and the Company will be entitled to take a corresponding federal income tax deduction (subject to possible limitations on deductibility of executive compensation).

   The foregoing is a general description of the federal income tax consequences relating to the grant and payment with respect to awards under the Plan. It does not purport to cover the special rules under the Code, administrative and judicial interpretations, possible changes in the law or state and local income tax consequences.

Amendment

   The Board of Directors of the Company may at any time amend or terminate the Plan, provided that no such amendment may be made without the approval of the stockholders of the Company to the extent approval is required by applicable laws, rules or regulations and provided further that no amendment or termination may adversely affect the rights of a participant with respect to an outstanding award.

Grant Information

   At March 31, 2002, there were outstanding options with respect to 2,992,883 shares of the Common Stock granted pursuant to the Plan. It is not possible to determine the award grants that will be made pursuant to the Plan in the future, except with respect to non-employee directors as described in note (1) in the table below. The table below sets forth information regarding award grants, all of which were in the form of stock option grants, made under the Plan during the fiscal year ended December 31, 2001.


                                               Number          Weighted Average
                                          Shares Underlying   Exercise Price Per
Name and Position                          Options Granted       Share ($/Sh)
-----------------                         -----------------   ------------------
Paul J. Maddon, M.D., Ph.D. ..........            --                   --
 Chairman of the Board, Chief
  Executive Officer and Chief Science
  Officer
Ronald J. Prentki ....................         325,000              $14.06
 President
Robert A. McKinney ...................          25,000              $17.19
 Vice President, Finance and
  Operations and Treasurer
Philip K. Yachmetz ...................          10,000              $19.15
 Vice President, General Counsel and
  Secretary
Robert J. Israel, M.D. ...............          25,000              $17.19
 Vice President, Medical Affairs
All current executive officers as a
  group...............................         385,000              $16.20
All current directors who are not
  executive officers as a group (1)...          60,000              $16.20
All employees, including all current
  officers who are not executive
  officers, as a group................         466,250              $16.20

---------------

(1) Non-employee directors are automatically granted on the first day of each quarter an option under the Plan to purchase 2,500 shares at a price equal to the fair market value thereof on the date of grant.

Voting

   Under applicable rules of the Nasdaq Stock Market, the amendment must be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock present, or represented, and entitled to vote at the meeting. Abstentions from voting on this proposal will have the effect of a "no" vote. Broker non-votes are not considered shares present, are not entitled to vote and therefore will not affect the outcome of the vote on this proposal.

The Board of Directors of the Company deems the adoption of the amendment to the Company's Amended 1996 Stock Incentive Plan to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal II.

                                 PROPOSAL III:
        AMENDMENT OF THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN AND
                1998 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

   The Company's Board of Directors believes that it is in the best interests of the Company to encourage employees of the Company to acquire an equity interest in the Company's success by making shares of the Common Stock available for purchase by all employees on favorable terms. Accordingly, the Progenics Employee Stock Purchase Plan (the "ESPP") and Non-Qualified Employee Stock Purchase Plan (the "Non-Qualified ESPP") (collectively, the "Plans") were initially adopted in 1998 and authorized the sale to employees of up to an aggregate of 150,000 and 50,000 shares of Common Stock, respectively, issued under the plans. Given the current level of participation in the Plans and the exhaustion of the initial authorization of shares of Common Stock, the Company's Board of Directors has determined that additional shares of the Common Stock should be made available under the Plans. In this connection, the Board has unanimously approved, subject to stockholder approval, an amendment to the ESPP and Non-Qualified ESPP to increase the aggregate number of shares of Common Stock available for sale to employees thereunder by 250,000 shares to 400,000 shares and 25,000 shares to 75,000 shares, respectively.

   If our stockholders approve these amendments, additional shares will be available for purchase by eligible employees under the Plans. As of December 31, 2001, the Company had issued and employees had purchased 133,600 shares of the original 150,000 shares authorized under the ESPP and 12,400 shares of the original 50,000 shares authorized under the Non-Qualified ESPP. The Company estimates that an additional 22,000 shares will be issued and purchased for the three-month purchase period ending March 31, 2002. Accordingly, there does presently exist a shortfall in the number of shares authorized under the ESPP. The Company believes that the additional authorized shares will be sufficient for purchases under the Plans for approximately three more years. If the amendments to the Plans are not approved by the stockholders of the Company, the Company will rescind the options granted thereunder and will reconsider how it will encourage employees of the Company to acquire an equity interest in the Company's success.

Summary of the Plans

   A summary of the principal features of the Plans as they are proposed to be amended is provided below.

Purpose

   The purpose of the Plans is to aid the Company in attracting, compensating and retaining well-qualified employees by providing them with an equity interest in the Company's success.

Eligible Employees

   Substantially all employees of the Company, including executive officers, are eligible to participate in the Plans. Any employee holding a beneficial interest in more than 5% of the Common Stock is not eligible to participate in the ESPP and will participate solely in the Non-Qualified ESPP. At March 31, 2002 there were 83 employees of the Company eligible to participate in the Plans.

Options Under the Plans

   The Plans provide for the grant on a quarterly basis of options to purchase the Common Stock with up to 25% of each employee's pay during such quarter, as such percentage may be determined by the Board of Directors of the Company. Each option will expire six months after the date of grant and must be exercised on a date chosen by each employee during the three-month period prior to the date of expiration. Payment for the shares upon exercise will be in cash or, at the discretion of the Compensation Committee of the Board of Directors, in shares of the Common Stock. The Company will not withhold any amount from any employee's pay prior to exercise of an option.

   The ESPP provides that the fair market value of the option shares subject to a grant on the first day of the quarter may not exceed $6,250. In the event any employee's pay is such that the applicable percentage thereof determined by the Board of Directors of the Company results in option shares having greater than a $6,250 fair market value, such excess will be granted from the Non-Qualified ESPP.

Administration

   The Compensation Committee of the Board of Directors of the Company administers the Plans. To the extent not otherwise inconsistent with the Plans, the Compensation Committee has the authority and discretion to amend the terms of future grants under the Plans and to terminate further grants under the Plans.

Maximum Shares to be Awarded

   The number of shares of the Common Stock with respect to which options may be granted under the ESPP may not exceed 400,000 in the aggregate (subject to antidilution adjustments). The number of shares of the Common Stock with respect to which options may be granted under the Non-Qualified ESPP may not exceed 75,000 in the aggregate (subject to antidilution adjustments). Any shares subject to options granted under the Plans that are returned to the Plans may thereafter be available for further grants.

Exercise Price of Options

   The price at which employees may exercise options will be the lesser of (i) 100% of the fair market value of the Common Stock on the first day of each fiscal quarter or (ii) 85% of the fair market value of the Common Stock on the date of exercise.

Restrictions on Transfer

   Options under the Plans may not be transferred by an employee other than by will or by the laws of descent and distribution and may be exercised during the employee's lifetime only by the employee.

Federal Income Tax Consequences

   The ESPP is intended to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended. As such, neither the grant of options under the ESPP nor the exercise of the options by employees will have any federal income tax consequences to either the Company or the employee. Under the Non-Qualified ESPP, the grant of options will have no federal income tax consequences to either the Company or the employee. The exercise of the options granted under the Non-Qualified ESPP, however, will result in taxable income to the employee in an amount equal to the difference between the purchase price and the fair market value on the date of exercise and will result in a corresponding deduction from taxable income for the Company (subject to the limitation on deductibility of executive compensation).

   Since there is no provision under the Plans for the payment of the exercise price through payroll withholding, the Company expects that the majority of employees who exercise options will immediately resell the underlying shares. In such event, the resale will result in taxable income to the employee in an amount equal to the difference between the net proceeds from the resale and the purchase price upon exercise of the option and will result in a corresponding deduction from taxable income for the Company (subject to the limitation on deductibility of executive compensation).

Amendment

   The Board of Directors of the Company may at any time amend the Plans, provided that no such amendment shall be made without the approval of the stockholders of the Company to the extent approval is required by applicable laws, rules or regulations.

Grant Information

   Under the Plans, employees are entitled to apply up to 25% of their gross pay to the purchase of the Common Stock, with a limit of $25,000 per year under the ESPP and any remainder under the Non-Qualified ESPP. The table below sets forth certain information as to annual grants made under the ESPP and the Non-Qualified ESPP during the fiscal year ended December 31, 2001. The table below sets forth information regarding award grants, all of which were in the form of stock option grants, made under the Plan:


                                                                                                Share Value of Annual
                                                                                                        Grants
                                                                                               -----------------------
                                                                                                           Non-Qualfied     Number
Name and Position                                                                              ESPP (1)      ESPP (1)     of Shares
-----------------                                                                              --------    ------------   ---------
Paul J. Maddon, M.D., Ph.D.................................................................       --(2)      $140,664        9,874
 Chairman of the Board, Chief Executive Officer and Chief Science Officer
Ronald J. Prentki..........................................................................    $ 22,989       102,017        8,673
 President
Robert A. McKinney.........................................................................    $ 22,989        23,105        3,255
 Vice President, Finance and Operations and Treasurer
Philip K. Yachmetz.........................................................................    $ 22,989        28,329        3,700
 Vice President, General Counsel and Secretary
Robert J. Israel, M.D......................................................................    $ 22,989        49,745        5,108
 Vice President, Medical Affairs
All current executive officers as a group..................................................    $ 91,958       343,859       30,610
All current directors who are not executive officers as a
 group (3).................................................................................          --            --           --

All employees, including all current officers who are not executive officers, as a group...    $886,672        68,581       73,979

---------------

(1) The price range for the ESPP was $9.46 to $18.25 and the price range for the Non-Qualified ESPP was $9.46 to $16.24.

(2) As the holder of a beneficial interest in more than 5% of the Common Stock, Dr. Maddon is not eligible for an option grant under the ESPP.

(3) Directors of the Company who are not also employees of the Company are not eligible to participate in the Plans.

Voting

   Under applicable rules of the Nasdaq Stock Market, the amendment of the Plans must be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock present, or represented, and entitled to vote at the meeting. Abstentions from voting on this proposal will have the effect of a "no" vote. Broker non-votes are not considered shares present, are not entitled to vote and therefore will not affect the outcome of the vote on this proposal.

   The Board of Directors of the Company deems the adoption of the amendment of the Company's 1998 Employee Stock Purchase Plan and of the 1998 Non-Qualified Employee Stock Purchase Plan to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal III.

                                  PROPOSAL IV:
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected PricewaterhouseCoopers LLP to serve as independent accountants for the fiscal year ending December 31, 2002. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1994.

   A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions. Although it is not required to do so, the Board of Directors is submitting the selection of independent accountants for ratification at the meeting. If this selection is not ratified, the Board of Directors will reconsider its choice.

   A majority of the votes cast (excluding abstentions and broker non-votes) at the meeting in person or by proxy is necessary for ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company.

   The Board of Directors of the Company deems the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal IV.

                 INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
              COMMON STOCK BY CERTAIN STOCKHOLDERS AND MANAGEMENT

   The following table sets forth certain information, as of April 29, 2002, except as noted, regarding the beneficial ownership of the Common Stock by (i) each person or group known to the Company to be the beneficial owner of more than 5% of the Common Stock outstanding, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company named below and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.


                                              Number of Shares         Percent
Name and Address of Beneficial Owner (1)   Beneficially Owned (2)   of Class (2)
----------------------------------------   ----------------------   ------------
Entities affiliated with Tudor
Investment Corporation (3) ............          2,342,388              18.8%
 1275 King Street
Greenwich, CT 06831
Paul Tudor Jones, II (4) ..............          2,888,513              23.2%
 1275 King Street
Greenwich, CT 06831
Entities affiliated with Arnold H.
Snider (5) ............................            744,800               6.0%
 and Deerfield Capital, L.P.
450 Lexington Avenue
New York, NY 10017
Paul J. Maddon, M.D., Ph.D. (6) .......          1,630,628              12.1%
Ronald J. Prentki (7) .................            240,182               1.9%
Charles A. Baker (8) ..................             80,981                 *
Kurt W. Briner (9) ....................             65,000                 *
Mark F. Dalton (10) ...................          2,461,888              19.7%
Stephen P. Goff, Ph.D. (11) ...........            101,000                 *
Paul F. Jacobson (12) .................            223,100               1.8%
David A. Scheinberg, M.D., Ph.D. (13) .            231,688               1.8%
Robert J. Israel, M.D. (14) ...........            157,639               1.2%
Robert A. McKinney (15) ...............             99,516                 *
Philip K. Yachmetz (16) ...............             14,240                 *
All directors and executive officers
 as a group (17) ......................          5,305,862              36.7%

---------------
*  Less than 1%

 (1) Unless otherwise specified, the address of each beneficial owner is c/o the Company, 777 Old Saw Mill River Road, Tarrytown, New York 10591.

 (2) Except as indicated and pursuant to applicable community property laws, each stockholder possesses sole voting and investment power with respect to the shares of Common Stock listed. The number of shares of Common Stock beneficially owned includes the shares issuable pursuant to stock options and warrants that may be exercised within 60 days after April 30, 2001. Shares pursuant to such options and warrants are deemed outstanding for computing the percentage of beneficial ownership of the person holding such options and warrants but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.

 (3) Based on a Form 4 dated April 8, 2002, the number of shares owned by entities affiliated with Tudor Investment Corporation ("TIC") consists of 1,820,068 shares held of record by The Tudor BVI Portfolio Ltd., a company organized under the law of the Cayman Islands ("Tudor BVI"), 287,813 shares held of record by TIC, 193,126 shares held of record by Tudor Arbitrage Partners L.P. ("TAP"), 25,981 shares held of record by Tudor Proprietary Trading, L.L.C. ("TPT"), and 15,400 shares held of record by Tudor Global Trading LLC ("TGT"). In addition, because TIC provides investment advisory services to Tudor BVI, it may be deemed to beneficially own the shares held by such entity. TIC disclaims beneficial ownership of such shares. TGT is the general partner of TAP. Tudor Group Holdings LLC ("TGH") holds a majority of the equity interests of TGT and indirectly holds a majority of the membership interests of TPT. TGH is
                                             (footnotes continued on next page)

(footnotes continued from previous page)

     also the sole limited partner of TAP. TGH expressly disclaims beneficial ownership of the shares beneficially owned by each of such entities. TGT disclaims beneficial ownership of shares held by TAP. The number set forth does not include shares owned of record by Mr. Jones and Mr. Dalton. See Notes 4 and 9.

 (4) Includes 2,342,388 shares beneficially owned by entities affiliated with TIC. Mr. Jones is the Chairman and indirect principal equity owner of TIC, TPT and TGT, and the indirect principal equity owner of TAP. Mr. Jones may be deemed the beneficial owner of shares beneficially owned, or deemed beneficially owned, by entities affiliated with TIC. Mr. Jones disclaims beneficial ownership of such shares. See Note 3.

 (5) Based on a Schedule 13G/A dated February 13, 2002, the number of shares owned by entities affiliated with Arnold H. Snider and Deerfield Capital L.P. includes 522,849 shares held of record by Deerfield Capital L.P. and Deerfield Partners, L.P., each a Delaware limited partnership and 221,951 shares held of record by Deerfield Management Company and Deerfield International Limited, respectively a New York limited partnership and a British Virgin Islands corporation.

 (6) Includes 999,774 shares subject to stock options held by Dr. Maddon and exercisable within 60 days of the date hereof.

 (7) Includes 231,229 shares subject to stock options held by Mr. Prentki exercisable within 60 days of the date hereof.

 (8) Includes 18,481 shares owned by the Baker Family Limited Partnership and 62,500 shares subject to stock options held by Mr. Baker and exercisable within 60 days of the date hereof.

 (9) Includes 65,000 shares subject to stock options held by Mr. Briner exercisable within 60 days of the date hereof.

(10) Includes 68,000 shares held of record directly by Mr. Dalton, 35,000 shares subject to options held by Mr. Dalton exercisable within 60 days of the date hereof and 16,500 shares of record held by DF Partners, a family partnership of which Mr. Dalton is the managing general partner with a 5% interest. The remaining 95% partnership interest is held by trusts for the benefit of Mr. Dalton's children. As to such 95% interest, Mr. Dalton disclaims beneficial interest. The number set forth includes 2,342,388 shares beneficially owned by entities affiliated with TIC. Mr. Dalton is President of TIC, TGH, TGT and TPT. Mr. Dalton disclaims beneficial ownership of shares beneficially owned, or deemed beneficially owned, by entities affiliated with TIC. See Note 3.

(11) Includes 67,500 shares subject to stock options held by Dr. Goff exercisable within 60 days of the date hereof.

(12) Includes 35,000 shares subject to stock options held by Mr. Jacobson exercisable within 60 days of the date hereof.

(13) Includes 227,000 shares subject to stock options held by Dr. Scheinberg exercisable within 60 days of the date hereof.

(14) Includes 155,000 shares subject to stock options held by Dr. Israel exercisable within 60 days of the date hereof.

(15) Includes 97,500 shares subject to stock options held by Mr. McKinney exercisable within 60 days of the date hereof.

(16) Includes 12,000 shares subject to stock options held by Mr. Yachmetz exercisable within 60 days of the date hereof.

(17) Includes shares held by affiliated entities as set forth in the above table and 1,764,574 shares in the aggregate issuable upon the exercise of stock options or warrants held by officers or directors or entities deemed affiliates of certain directors.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

   The following table sets forth information regarding the aggregate compensation paid by the Company for the three fiscal years ended December 31, 2001 to the Company's Chief Executive Officer and other executive officers whose total compensation exceeded $100,000 during the last fiscal year:


                                                                                  Annual Compensation
                                                                                          (1)
                                                                        Fiscal   --------------------     Stock Option
Name and Principal Position                                              Year     Salary       Bonus         Grants       Other (2)
---------------------------                                             ------   --------    --------    --------------   ---------
Paul J. Maddon, M.D., Ph.D..........................................     2001    $460,000    $110,000          --          $12,229
 Chairman of the Board, Chief                                            2000     440,000     100,000     12,282 shares     11,729
 Executive Officer and Chief                                             1999     400,000     212,000      7,680 shares      6,728
 Science Officer
Ronald J. Prentki...................................................     2001    $317,000    $250,000    325,000 shares    $10,500
 President                                                               2000     264,000      70,000     65,712 shares     17,000
                                                                         1999     240,000      79,900     34,762 shares     12,800
Robert A. McKinney..................................................     2001    $156,200    $ 40,000     25,000 shares    $11,600
 Vice President, Finance and                                             2000     142,000      27,000     52,977 shares     14,630
 Operations and Treasurer                                                1999     133,000      30,500     27,271 shares     10,000
Philip K. Yachmetz..................................................     2001    $195,000    $ 45,000     10,000 shares    $58,400(4
 Vice President, General Counsel                                         2000(3)   47,500      35,000     51,121 shares      5,780
 and Secretary
Robert J. Israel, M.D...............................................     2001    $238,500    $ 60,000     25,000 shares    $11,600
 Vice President, Medical Affairs                                         2000     225,000      50,000     54,782 shares     16,200
                                                                         1999     210,000      58,800     28,652 shares     12,200

---------------

(1) Annual compensation consists of base salary and bonus. As to each individual named, the aggregate amounts of all perquisites and other personal benefits, securities and property not included in the summary compensation table above or described below do not exceed the lesser of $50,000 or 10% of the annual compensation.

(2) "Other compensation" consisted of matching contributions made by the Company under a defined contribution plan available to substantially all employees and amounts to pay the after-tax cost of premiums on life insurance and long-term disability policies.

(3) Mr. Yachmetz became an executive officer of the Company in September of 2000 with an annual base salary of $190,000.

(4) Mr. Yachmetz' "other compensation" consisted of matching contributions made by the Company under a defined contribution plan available to substantially all employees, amounts to pay the after-tax cost of premiums on life insurance and long-term disability policies, and a special bonus paid pursuant to Mr. Yachmetz' offer of employment to cover certain expenditures by Mr. Yachmetz and an associated tax gross-up.

Stock Option Grants in the Fiscal year Ended December 31, 2001

   The following table sets forth certain information relating to stock option grants to the executive officers named above during the fiscal year ended December 31, 2001. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the shares subject to such options based on assumed annual compounded rates of stock price appreciation during the option term.


                                                                                                             Potential Realizable
                                                                                                                     Value
                                                                                                            at Assumed Annual Rates
                                                     Number         Percent                                     of Stock Price
                                                    of Shares      of Total                                      Appreciation
                                                   Underlying    Option Shares    Exercise                      for Option Term
                                                     Options      Granted to     Price per    Expiration    -----------------------
                      Name                         Granted(1)    Employees(2)     Share(1)       Date           5%           10%
                      ----                         ----------    -------------   ---------    ----------    ----------   ----------
Paul J. Maddon, M.D., Ph.D. ....................       3,276           *          $17.20         7/1/01     $   35,436   $   89,803
                                                       2,513           *           11.438       10/0/01         18,077       45,810
                                                       1,831           *           14.799        1/1/02         17,041       43,186
                                                       2,254           *           12.75         4/1/02         18,073       45,802
Ronald J. Prentki ..............................       2,164           *          $17.20         7/1/01     $   23,408   $   59,320
                                                       1,543           *           11.438       10/0/01         11,099       28,128
                                                       3,418           *           14.799        1/1/02         31,765       80,498
                                                       1,553           *           12.75         4/1/02         12,453       31,557
                                                     325,000         33.3%         14.06        5/15/11      2,873,734    7,057,291
Robert A. McKinney .............................       1,016           *          $17.20         7/1/01     $   10,990   $   27,851
                                                         853           *           11.438       10/0/01          6,136       15,550
                                                         621           *           14.799        1/1/02          5,780       14,647
                                                         765           *           12.75         4/1/02          6,134       15,545
                                                      25,000         2.6%          17.19       12/26/11        268,695      684,911
Philip K. Yachmetz .............................         904           *          $17.20         7/1/01     $    9,779   $   24,781
                                                       1,065           *           11.438       10/0/01          7,661       19,414
                                                         776           *           14.799        1/1/02          7,222       18,303
                                                         955           *           12.75         4/1/02          7,658       19,406
                                                      10,000         1.0%          19.15       12/26/11        120,433      305,202
Robert J. Israel, M.D. .........................       1,686           *          $17.20         7/1/01     $   18,248   $   46,245
                                                       1,330           *           11.438       10/0/01          9,567       24,245
                                                         949           *           14.799        1/1/02          8,832       22,383
                                                       1,169           *           12.75         4/1/02          9,374       23,754
                                                      25,000         2.6%          17.19       12/26/11        268,695      684,911

---------------

*  Less than 1%

(1) Options that expired in 2001 or 2002 were all granted under the Company's Employee Stock Purchase Plan or Non-Qualified Employee Stock Purchase Plan at exercise prices equal to the lower of the fair market value on the date of grant or 85% of the fair market value on the date of exercise. Options expiring in 2011 were all granted under the Company's Amended 1996 Stock Incentive Plan.

(2) The Company's employees were granted options during the 2001 fiscal year with respect to a total of 975,079 shares, 68,229 shares from the Company's Employee Stock Purchase Plan or Non-Qualified Employee Stock Purchase Plan and 906,850 shares from the Company's Amended 1996 Stock Incentive Plan, of which 296,100 shares were issued in exchange for options cancelled under the Company's Employee Option Exchange Program.

Aggregated Option Exercises in Last Fiscal year and Fiscal Year End Option
Values

   The following table sets forth information as to the exercises of options during the fiscal year ended December 31, 2001 and the number and value of unexercised options held by the executive officers named above as of December 31, 2001:


                                                 Exercises During
                                                 the Fiscal Year                  Number of
                                              ---------------------           Shares Underlying            Value of Unexercised
                                              Number                         Unexercised Options         In-the-Money Options (1)
                                            of Shares       Value        ---------------------------    ---------------------------
                  Name                       Acquired    Realized (2)   Exercisable    Unexercisable    Exercisable   Unexercisable
                  ----                      ---------    ------------   -----------    -------------    -----------   -------------
Paul J. Maddon, M.D., Ph.D ..............     10,654       $26,148        999,774            --         $9,605,282          --
Ronald J. Prentki .......................      6,545       $16,216        187,086         417,914       $1,289,147      $2,205,353
Robert A. McKinney. .....................      3,403       $ 8,362         74,500          63,000       $  860,040      $  212,160
Philip K. Yachmetz ......................      3,090       $ 7,466         10,000          50,000           --              --
Robert J. Israel, M.D. ..................      5,449       $13,420        125,000         100,000       $1,597,175      $  747,550

---------------

(1) Based on a closing price of $18.47 on December 31, 2001 on the Nasdaq National Market.

(2) Based on closing prices on the NASDAQ National Market on the respective dates of exercise for retained shares and on the resale prices for shares immediately resold.

Employment Agreements

   The Company, on December 22, 1998, entered into an employment agreement with Paul J. Maddon, M.D., Ph.D. pursuant to which Dr. Maddon is to serve as Chairman of the Board, Chief Executive Officer and Chief Science Officer of the Company at an initial annual salary of $400,000 for 1999, to increase at a rate of not less than 3% per year and a discretionary bonus in an amount to be determined by the Board of Directors. While the initial term of the agreement expired on December 31, 2001, the agreement is subject to automatic annual extensions absent 90-day notice of non-extension by either party. Under the agreement, Dr. Maddon was also granted options to purchase 525,000 shares of the Common Stock at exercise prices of $12.00 per share with respect to 500,001 shares and $13.20 per share with respect to 24,999 shares. The options with respect to 300,000 shares vested in equal portions on January 1, 1999, 2000 and 2001. The options with respect to 225,000 have become fully vested because the average selling price for the Common Stock on the Nasdaq National Market has exceeded certain specified levels. The agreement provides that, upon termination by the Company without cause (as defined in the agreement) or by Dr. Maddon for good reason (as defined in the agreement), the Company will continue for two years to pay Dr. Maddon's annual salary and benefits and a $50,000 annual bonus. With the automatic annual extension of the term of Dr. Maddon's agreement on December 31, 2001, the Company and Dr. Maddon are in discussions on revised terms of compensation and term extension.

   The Company, on May 16, 2001, entered into a new employment agreement with Ronald J. Prentki pursuant to which Mr. Prentki is to serve as President of the Company at an initial annual salary of $317,000. The initial term of the agreement expires on March 31, 2004, subject to automatic annual extensions absent 180-day notice of non-extension by either party. The agreement provides that, upon termination by the Company without cause (as defined in the agreement) or by Mr. Prentki for good reason (as defined in the agreement), the Company will continue for one year to pay Mr. Prentki's annual salary and benefits and an annual bonus based on such bonus paid to Mr. Prentki in the year prior to such termination. The agreement provided for the grant to Mr. Prentki of a ten-year option to purchase 225,000 shares of the Common Stock, at an exercise price of $14.06 per share, such option vesting in equal portions on six-month increments over the term of the agreement. In addition, the agreement also provided for the grant to Mr. Prentki of a ten year option to purchase 100,000 shares of Common Stock, at an exercise price of $14.06, which shall vest on May 16, 2010 subject to accelerated vesting on the achievement of certain valuation based milestones for the Company.

   The Company has in effect an employment arrangement with Robert J. Israel, M.D. pursuant to which Dr. Israel is to serve as Vice President, Medical Affairs of the Company at an annual salary in 2002 of $252,800 and is entitled to nine months' salary if his employment is terminated by the Company without cause.

Indebtedness of Management

   On February 16, 2000, the Company entered into an agreement to provide Dr. Israel with a loan of up to $100,000 to help him purchase a home closer to the Company's principal place of business. The loan is evidenced by a promissory note bearing interest at the rate of 6% per year and calling for $10,000 principal payments on June 30 and December 31 of each year. Under the agreement with Dr. Israel, principal and interest under the promissory note will be forgiven and treated as additional compensation if Dr. Israel is an employee of the Company when such amounts become due. At March 31, 2002, $100,000 had been extended under the loan agreement and $40,000 had been forgiven.


                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   During 2001, the Compensation Committee of the Company's board of directors (the "Compensation Committee") consisted of Mark F. Dalton, as Chairman, Charles A. Baker and Paul F. Jacobson. The members of the Compensation Committee are non-employee directors. The Compensation Committee reviews, recommends and approves changes to the Company's compensation policies and benefits programs, administers the Company's stock option plans, including approving stock option grants, and otherwise seeks to ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implements.

   The Compensation Committee's policies applicable to the compensation of the Company's executive officers are based on the principle that total compensation should be set to attract and retain those executives critical to the overall success of the Company and should reward executives for their contributions to the enhancement of shareholder value.

   The key elements of the executive compensation package are base salary, employee benefits applicable to all employees, an annual discretionary bonus and long-term incentive compensation in the form of stock options. In general, the Compensation Committee has adopted the policy that compensation for executive officers should be competitive with that paid by leading biotechnology companies for corresponding senior executives. The Compensation Committee also believes that it is important to have stock options constitute a substantial portion of executive compensation in order to help executives align their interests with those of the stockholders.

   In determining the compensation for each executive officer, the Compensation Committee generally considers (i) data from outside studies and proxy materials regarding compensation of executive officers at comparable companies, (ii) the input of other directors regarding individual performance of each executive officer and (iii) qualitative measures of Company performance such as progress in the development of the Company's technology, the engagement of corporate partners for the commercial development and marketing of products and the success of the Company in raising the funds necessary to conduct research and development. The Compensation Committee's consideration of such factors is subjective and informal.

   The compensation of Paul J. Maddon, the Chief Executive Officer of the Company, for 2001 consisted of the $460,000 in annual salary and $110,000 in a year-end discretionary bonus called for under his employment agreement described above. With the automatic annual extension on December 31, 2001 of the term of Dr. Maddon's agreement, the Compensation Committee and Dr. Maddon are in discussions on revised terms of compensation and term extension. In these negotiations, the Compensation Committee is mindful of the importance of Dr. Maddon's leadership and contributions to the Company's progress in its programs in HIV therapeutics, symptom management and supportive care therapeutics, and cancer therapeutics, the Company's achievements and progress in the past and the eventuality that Dr. Maddon will continue to make significant contributions to the Company's performance in the future.

   Also during 2001, the Board approved a program to give Company employees a choice to cancel stock options granted to them on January 1, 2000 or January 7, 2000, and, solely with respect to employees hired on or between January 1, 2000 and February 28, 2001, options granted to them on their respective dates of hire, in exchange for new options in the future (the "Exchange Program"). The new options were granted on December 27, 2001 and have an exercise price equal to the closing market price on the preceding date as quoted by the NASDAQ National Market. No members of the Company's board of directors, including Dr. Maddon and Mr. Prentki, were eligible for the Exchange Program. All other executives and employees who had received stock options on January 1, 2000, January 7, 2000, or, for those executives and employees hired between January 1, 2000 and February 28, 2001, on their effective date of hire during such period were eligible to participate in the Exchange Program.

   The board of directors approved the Exchange Program because it determined that due to market conditions Company employees were in the unusual circumstance of having stock options with exercise prices significantly above then current trading prices. The board of directors determined that under the circumstances, the subject options no longer had a value to motivate and retain these employees in the tight employment market in the Company's industry sector.

                                By the Compensation Committee of the Board of Directors

                                Mark F. Dalton, Chairman
                                Charles A. Baker
                                Paul F. Jacobson

   The table below provides information concerning the stock options covered by the Exchange Program for the Company's executive officers who participated in such program. Except for the Exchange program and an earlier exchange of an option granted to Mr. Prentki pursuant to an amendment to his employment agreement with the Company, no other repricing has occurred during the last ten years.


                           Ten-Year Option Repricings

  (This table title and the column headings below use the term "repricing" as required by applicable regulation. However, as described above, the
            Exchange Program and the exchange of the option granted
                to Mr. Prentki were not traditional repricings.)



                                                                                                                         Length of
                                                                                                                         original
                                                             Securities    Market price       Exercise                  option term
                                                             underlying     of stock at    price at time               remaining at
                                                             number of        time of       of repricing      New         date of
                                                            options/SARs   repricing or          or         exercise   repricing or
                                                            repriced or      amendment       amendment       price       amendment
Name                                              Date      amended (#)         ($)             ($)           ($)       (in months)
                                                --------    ------------   ------------    -------------    --------   ------------
Ronald J. Prentki ...........................     8/8/98     190,000(1)         9.25           14.50          9.25          114
 President
Robert A. McKinney ..........................   12/26/01        25,000         17.19           42.38         17.19           96
 Vice President, Finance and
  Operations and Treasurer
Robert J. Israel, M.D. ......................   12/26/01        25,000         17.19           42.38         17.19           96
 Vice President, Medical Affairs

---------------
(1) Mr. Prentki's employment agreement, originally entered into in March 1998, provided for the grant to Mr. Prentki of a ten-year option to purchase 200,000 shares of the Company's Common Stock at an exercise price of $14.50 per share. Pursuant to a decision by the Company in October 1998 to amend certain terms of Mr. Prentki's agreement, the amended agreement provided for the cancellation of the first option and the grant of a new ten-year option to purchase 190,000 shares of the Common Stock at an exercise price of $9.25 per share, the closing price on the Nasdaq National Market on the date of grant.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   During 2001, the Audit Committee of the Company's board of directors (the "Audit Committee") consisted of three non-employee directors, Paul F. Jacobson, as Chairman, Kurt W. Briner and Charles A. Baker. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirements that Audit Committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14) and be able to read and understand fundamental financial statements, and that at least one Audit Committee member be financially sophisticated. The Audit Committee operates under a written Charter adopted by the Board of Directors that reflects standards contained in the NASD rules.

   The Audit Committee's primary function is to assist the Board in monitoring and overseeing the integrity of the Company's financial statements, systems of internal control and the audit process. Additionally, the Audit Committee recommends to the board of directors, subject to stockholder ratification, the selection of the Company's independent accountants. In this context the Audit Committee has met and has reviewed and discussed with management and the independent accountants the Company's audited financial statements as of and for the year ended December 31, 2001. The Audit Committee has also discussed with the independent accountants each of the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

   The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended. We have received and reviewed the written disclosures and the letter from the independent accountants required by this Standard, and we have discussed with the independent accountants their independence. When considering the accountants' independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. We also reviewed, among other things, the amount of fees paid to the independent accountants for audit and non-audit services in 2001. Information about the independent accountants' fees for 2001 is listed below in this proxy statement under Independent Accountants. Based on these discussions and considerations, we are satisfied as to the independent accountants' independence.

   Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. We have also recommended to the Board of Directors that Pricewaterhouse Coopers LLP be selected as the Company's independent auditors for the fiscal year ending December 31, 2002.

                                         Audit Committee of the Board of
                                         Directors

                                         Paul F. Jacobson, Chairman
                                         Kurt W. Briner
                                         Charles A. Baker

          FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT ACCOUNTANTS

Audit Fees

   The aggregate fees for professionally services performed by PricewaterhouseCoopers LLP in connection with the annual audit of the Company's financial statement for the fiscal year ended December 31, 2001, and the quarterly reviews of the Company's financial statements for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, were $128,000 of which $24,000 was billed through December 31, 2001.

Financial Information Systems Design and Implementation

   There were no fees billed by PricewaterhouseCoopers LLP during the year ended December 31, 2001 for professional services performed in connection with financial information systems design and implementation.

All Other Fees

   All other fees billed by PricewaterhouseCoopers LLP during the year ended December 31, 2001 totaled $71,418. Such fees related primarily to tax planning, compliance and advisory services, statutory government grant audit, accounting advice and professional services performed in connection with various filings with the SEC.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

   The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of (i) the Nasdaq Stock Market (U.S.) Index and (ii) the Nasdaq Pharmaceutical Index, assuming an investment of $100 on November 19, 1997, the date of the Company's initial public offering, in each of the Company's Common Stock, the stocks comprising the Nasdaq Market Index and the stocks comprising the Nasdaq Pharmaceutical Index.

Indexed Price Performance

                                             11/19/97     12/31/97     12/31/98      12/31/99     12/31/00     12/31/01
Progenics Pharmaceuticals, Inc.               $100.00      $173.63      $153.48      $606.16       $213.94      $229.07
Nasdaq Stock Market (US Companies)            $100.00      $ 98.36      $138.71      $257.78       $155.10      $123.07
Chase H&Q Internet Index                      $100.00      $ 96.71      $123.11      $231.40       $287.83      $245.93


Progenics Pharmaceuticals, Inc.                8.0630      14.0000      12.3750      48.8750       17.2500        18.47
Nasdaq Stock Market (US Companies)           529.4320     520.7550     734.3760    1364.7460      821.1460      651.571
Nasdaq Pharmaceutical Stocks                 425.1820     411.2060     523.4540     983.8730     1223.7820     1045.667

                              CERTAIN TRANSACTIONS

   The Company has entered into indemnification agreements with each of the directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING AND COMPLIANCE

   Based solely on a review of the reports under Section 16(a) of the Exchange Act and representations furnished to the Company with respect to the last fiscal year, the Company believes that each of the persons required to file such reports is in compliance with all applicable filing requirements, except that David A. Scheinberg, M.D., Ph.D., one of the Company's directors, inadvertently failed to file on a timely basis a required report on Form 4.

                                   FORM 10-K

   Stockholders may obtain without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 by directing written requests to Investor Relations, Progenics Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591.

                             STOCKHOLDER PROPOSALS

   The proxy rules adopted by the Securities and Exchange Commission provide that certain stockholder proposals must be included in the proxy statement for the Company's Annual Meeting. For a proposal to be considered for inclusion in next year's proxy statement, it must be submitted in writing to the Corporate Secretary of the Company no later than December 31, 2002. Stockholders who wish to submit a proposal in person at next year's Annual Meeting, but do not comply with requirements for inclusion of the proposal in next year's proxy statement, must submit the proposal in writing to the Corporate Secretary of the Company no later than April 10, 2003.

                                 OTHER BUSINESS

   The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters as recommended by the Company.

   The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                             By order of the Board of Directors


                             PHILIP K. YACHMETZ
                             Vice President, General Counsel and
                             Secretary


Tarrytown, New York
April 30, 2002

                        PROGENICS PHARMACEUTICALS, INC.
                          777 Old Saw Mill River Road
                           Tarrytown, New York 10591

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Paul J. Maddon, M.D., Ph.D., Ronald J. Prentki and Philip K. Yachmetz, and each of them, as Proxies each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Progenics Pharmaceuticals, Inc. held of record by the undersigned on May 3, 2001 at the Annual Meeting of Stockholders to be held on June 18, 2001 or any adjournments or postponements thereof.

1.    ELECTION OF DIRECTORS

                  Nominees:
         Paul J. Maddon, M.D., Ph.D.    STOCKHOLDERS MAY WITHHOLD AUTHORITY TO
              Ronald J. Prentki         VOTE FOR ANY NOMINEE BY DRAWING A LINE
              Charles A. Baker          THROUGH OR OTHERWISE STRIKING OUT THE
               Kurt W. Briner           NAME OF SUCH NOMINEE. ANY PROXY EXECUTED
               Mark F. Dalton           IN SUCH MANNER AS NOT TO WITHHOLD
           Stephen P. Goff, Ph.D.       AUTHORITY TO VOTE FOR THE ELECTION OF
              Paul F. Jacobson          ANY NOMINEE SHALL BE DEEMED TO GRANT
      David A. Scheinberg, M.D., Ph.D.  SUCH AUTHORITY.

      / / GRANT authority to vote for the  / / WITHOLD authority to vote for the
          eight nominees as a group            eight nominees as a group


2. Approval of an amendment to the Company's Amended 1996 Stock Incentive Plan to increase the number of shares available for issuance under the Plan by an aggregate of 1,000,000 shares to 5,000,000 shares.

          / / FOR          / / AGAINST          / / ABSTAIN

3. Approval of an amendment to the 1998 Employee Stock Purchase Plan to increase the number of share of common stock reserved for issuance thereunder by 250,000 to 400,000 and the amendment of the Company's 1998 Non-Qualified Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 25,000 to 75,000.

          / / FOR          / / AGAINST          / / ABSTAIN

4. Ratification of the Board of Directors' selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2002

          / / FOR          / / AGAINST          / / ABSTAIN

5. Authority to vote in their discretion on such other business as may properly come before the meeting

          / / FOR          / / AGAINST          / / ABSTAIN

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the proposals named above.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


                                        Dated                             , 2002
                                             -----------------------------


                                        ----------------------------------------
                                                      (Signature)

                                        ----------------------------------------
                                              (Signature if held jointly)

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.